EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2002 relating to the financial statements, which appears in John B. Sanfilippo & Son, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27, 2002. We also consent to the incorporation by reference of our report dated August 14, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
August 28, 2003
Chicago, Illinois